EXHIBIT 2.5
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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 26th day of September, 2001, by and among PAB BANKSHARES, INC., a corporation organized under the laws of the State of Georgia (the "Holding Company"), THE PARK AVENUE BANK, a Georgia financial institution and wholly owned subsidiary of the Holding Company ("Park Avenue"), and EAGLE BANK AND TRUST, a Georgia financial institution and wholly owned subsidiary of the Holding Company.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Park Avenue is a financial institution duly organized and existing under the laws of the State of Georgia, having its registered office at 3102
North  Oak  Street  Extension,  Valdosta,  Georgia,  Lowndes  County;  and

     WHEREAS, Park Avenue has authorized capital stock consisting of 50,000 shares, $10.00 par value per share, of which 50,000 shares have been duly issued and are outstanding (the "Park Avenue Common Stock"), and all of which are held by the Holding Company as of the date of this Agreement; and

     WHEREAS, Eagle Bank and Trust is a financial institution duly organized and existing under the laws of the State of Georgia, having its registered office at 335 South Main Street, Statesboro, Georgia, Bulloch County; and

     WHEREAS, Eagle has authorized capital stock consisting of 10,000,000 shares, $5.00 par value per share, of which 400,000 shares have been duly issued and are outstanding (the "Eagle Common Stock"), and all of which are held by the Holding Company as of the date of this Agreement; and

     WHEREAS, the Boards of Directors of each of Park Avenue and Eagle (collectively, the "Constituent Banks") have deemed it advisable to merge Eagle with and into Park Avenue (the "Merger") and, by resolutions duly adopted, have approved the Merger on the terms and conditions hereinafter set forth in accordance with the laws of the State of Georgia which permit such a Merger and have directed that the Agreement be submitted to the respective shareholders of Park Avenue and Eagle; and

     WHEREAS, the Holding Company is the sole shareholder of Park Avenue and Eagle and believes it is in the best interest of each of them to enter into the Merger, and the Board of Directors of the Holding Company, by resolutions duly adopted, has approved the Merger, and the Holding Company has agreed to be bound thereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and conditions hereinafter contained, and for the purpose of stating the method, terms and conditions of the Merger, the manner of carrying the same into effect and such other details and provisions as are deemed desirable, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

     Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, including receipt of the approval of the Georgia Department of Banking and Finance, the Federal Reserve and any other state or federal regulatory agency, the Merger shall become effective on the date that the Secretary of State of Georgia shall issue a certificate of merger with respect thereto in accordance with the provisions of Section 7-1-536 of the Financial Institutions Code of Georgia (the "Effective Date"), at which time the separate existence of Eagle shall cease and Eagle shall be merged, pursuant to Sections 7-1-530 et. seq. of
                   --   ---
the  Financial  Institutions  Code  of  Georgia  (the "FICG") with and into Park
Avenue, which shall continue its corporate existence and be the financial institution surviving the Merger (the "Resulting Bank"). The Merger shall become effective upon the Effective Date pursuant to Section 7-1-536 of the FICG.

                                   ARTICLE II

     The name of the Resulting Bank shall be "The Park Avenue Bank," a Georgia financial institution.

                                  ARTICLE III

     The Resulting Bank shall be governed by the laws of the State of Georgia. On the Effective Date, the existing Articles of Incorporation of Park Avenue shall be the Articles of Incorporation of the Resulting Bank until further amended in the manner provided by law. The purposes and powers of the Resulting Bank shall be as set forth in the currently existing Articles of Incorporation of Park Avenue until further amended in the manner provided by law.

                                   ARTICLE IV

     On the Effective Date, the existing Bylaws of Park Avenue shall be the Bylaws of the Resulting Bank, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Articles of Incorporation and said Bylaws.

                                    ARTICLE V

     On the Effective Date, the persons who are the directors and the officers of Park Avenue immediately prior to the Effective Date shall be the directors and officers of the Resulting Bank and shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Resulting Bank. If on the Effective Date a vacancy exists, it may thereafter be filled in the manner provided by the Bylaws of the Resulting Bank.

                                   ARTICLE VI

     The manner of carrying into effect the Merger provided in this Agreement shall be as follows:

          Prior to the Merger, all outstanding shares of Eagle Common Stock are owned by the Holding Company. On the Effective Date, each share of Eagle Common Stock issued and outstanding shall be retired, canceled and extinguished.

                                   ARTICLE VII

     On the Effective Date, all of the assets, liabilities, equity, reserves and accounts of Eagle shall be transferred by Eagle to Park Avenue. From time to time as and when requested by the Resulting Bank, or by its successors or assigns, Eagle shall execute and deliver or cause to be executed and delivered all such other instruments and shall take or cause to be taken all such further or other actions as the Resulting Bank, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Resulting Bank and its successors and assigns title to and possession of all the property, rights, trusts, privileges, powers, duties, obligations, licenses and franchises of Eagle and otherwise to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII

     On the Effective Date, the assets, liabilities, equity, reserves and accounts of the Constituent Banks shall be recorded on the books of the Resulting Bank at the amounts at which they, respectively, shall then be carried on the books of said Constituent Banks, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.

                                   ARTICLE IX

     Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and abandoned by Eagle, Park Avenue and the Holding Company by appropriate resolution of any of their Boards of Directors at any time prior to the Effective Date of the Merger.

                                    ARTICLE X

     At any time before or after approval and adoption by the respective sole shareholders of Park Avenue and Eagle, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby.

                                   ARTICLE XI

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Constituent Banks and the Holding Company have caused this Agreement to be signed in its corporate name by its duly authorized officers all as of the date first above written.


                               THE  PARK  AVENUE  BANK


                               By:    /s/  William  S.  Cowart
                                  ----------------------------------------------
                                  William  S.  Cowart,  President



                               Attest:  /s/  Arabi  Hall
                                      ------------------------------------------
                                      Arabi  Hall,  Asst.  Secretary

                               [BANK  SEAL]



                               EAGLE  BANK  AND  TRUST


                               By:    /s/  Gary  L.  Johnson
                                  ----------------------------------------------
                                  Gary  L.  Johnson,  President



                               Attest:  /s/  Gay  Dailey
                                      ------------------------------------------
                                      Gay  Dailey,  Secretary

                               [BANK  SEAL]

                   [Signatures Continued from Preceding Page]


                               PAB  BANKSHARES,  INC.


                               By:    /s/  R.  Bradford  Burnette
                                  ----------------------------------------------
                                  R.  Bradford  Burnette,  President  and
                                  Chief  Executive  Officer


                               Attest:  /s/  Denise  McKenzie
                                      ------------------------------------------
                                      Denise  McKenzie,  Secretary

                               [CORPORATE  SEAL]